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[RUSSELL CORPORATION LOGO]                                          EXHIBIT 99.1



For Immediate Release:                 Contact:       Thomas Johnson (Financial)
                                                      (678) 742-8181
                                                      Nancy Young (Media)
                                                      (678) 742-8118



  RUSSELL CORPORATION REPORTS INCREASED SALES AND EARNINGS FOR ITS FISCAL 2003
                                 FIRST QUARTER

-        SALES INCREASED 6 PERCENT;

-        EARNINGS PER DILUTED SHARE INCREASED 38 PERCENT;

-        FULL YEAR GUIDANCE REAFFIRMED; AND

-        SPALDING TRANSACTION CLEARED UNDER THE HART-SCOTT-RODINO ACT.


ATLANTA, GA (May 1, 2003) - Russell Corporation (NYSE-RML) today reported fiscal 2003 first quarter net sales of $228.0 million, a 6% increase over the comparable period last year. The Company also reported earnings per diluted share of $.11, a 38% increase over the comparable period last year, which exceeded the First Call consensus estimate of $.09 per share for the quarter.

"The strength of our brands and the expansion of our athletic business in the retail and team sports channels certainly contributed to our positive first quarter results," said Jack Ward, chairman and CEO. "Russell Athletic remains a leader in the team uniform business and is the number-one fleece brand in the national chain stores. Additionally, our JERZEES brand is growing its number-one market position with the mass merchandisers in both the men's and boys' fleece categories. Throughout this time of economic uncertainty, we continue to focus on reducing expenses, introducing innovative products, building our brands, maintaining high levels of quality and service and, most importantly, strengthening and expanding our relationships with our customers."

Net sales for the 2003 first quarter were $228.0 million, an increase of $12.2 million, or 6%, from last year's first quarter sales of $215.8 million. This increase was driven by higher retail sales of RUSSELL ATHLETIC, JERZEES, DISCUS, and MOSSY OAK branded products. In addition, net sales during the quarter were favorably impacted by increases in our team sports and college bookstore businesses as well as the acquisitions of Bike and Moving Comfort. The increase in net sales was partially offset by price reductions and lower volumes in the distributor market of the Artwear channel.

Gross profit was $62.8 million, or a 27.6% gross margin, for the 2003 first quarter versus a gross profit of $59.8 million, or a 27.7% gross margin, in the prior year. During the 2003 first quarter, gross profit was positively impacted by improved plant utilization, ongoing cost


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savings, and higher sales volumes in the Russell Athletic and Mass Retail channels. These benefits were partially offset by higher raw material costs for cotton and polyester, additional costs for product improvements, and pricing pressures and lower volumes in the distributor market of the Artwear channel.

Selling, general and administrative expenses ("SG&A") for the 2003 first quarter were $49.4 million, or 21.7% of net sales, versus $49.0 million, or 22.7% of net sales in the comparable period last year.

Net income for the 2003 first quarter was $3.4 million, a 31% increase over last year's first quarter net income of $2.6 million. Earnings per diluted share increased 38% to $.11 per share in the 2003 first quarter versus $.08 per share in the comparable period last year.

SPALDING ACQUISITION

On April 16, 2003, Russell announced that it had signed a purchase agreement to acquire the brand names, inventory, contracts and related assets of the sporting goods business of Spalding Sports Worldwide, Inc. for $65 million. Spalding is a leading producer and marketer of basketballs, footballs, soccer balls and volleyballs under the SPALDING brand name and of softballs under the DUDLEY brand. In 2002, sales for the Spalding sporting goods business were $90 million, comprised of $80 million from sports equipment and $10 million from licensing royalties of the brand.

"I am pleased to announce that we have received clearance under the Hart-Scott-Rodino Act to complete the acquisition of the Spalding business," said Ward. "We expect that the acquisition will be completed by the end of May and that it will be mildly accretive to our earnings in 2003."

OUTLOOK

"Even in this challenging economic environment, we are continuing to forecast earnings per share to range between $1.60 and $1.75, which includes additional marketing and advertising expenses, higher raw material costs and continued pricing pressure in the distributor market of the Artwear channel," continued Ward. "Assuming that the Spalding transaction closes by the end of May, we would recognize about $45 to $50 million in sales for 2003. Therefore, we are forecasting our net sales for the 2003 fiscal year to be in the range of $1.26 billion to $1.30 billion."

For the remainder of 2003, Russell expects:

-        Second quarter earnings to range between $.16 and $.20 per share.

-        Third quarter earnings to range between $.82 and $.88 per share.

-        Fourth quarter earnings to range between $.50 and $.56 per share.


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CONFERENCE CALL INFORMATION

Management will have a conference call today (May 1, 2003) at 8:30 a.m. eastern time to discuss the first quarter results. The call may be accessed at (877) 264-7865 (domestically), and (706) 634-4917 (internationally), and will be simultaneously webcast via the Investor Relations homepage of the Company's website at www.russellcorp.com. A replay of the call will also be available through the website for 30 days. In addition, you can register through the above referenced website if you would like to receive press releases, conference call reminders and other notices.

ABOUT RUSSELL CORPORATION

Russell Corporation is a leading branded athletic, activewear, and outdoors company with over a century of success in marketing athletic uniforms, apparel and accessories for a wide variety of sports, outdoor and fitness activities. The Company's brands include: RUSSELL ATHLETIC, JERZEES, MOSSY OAK,
CROSS CREEK, DISCUS, MOVING COMFORT, and BIKE. The Company's common stock is listed on the New York Stock Exchange under the symbol RML and its website address is www.russellcorp.com.

FORWARD LOOKING STATEMENT

This Press Release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "continue", "could", "may", "plan", "project", "predict", "will" and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, economic conditions, including those specific to the retail industry and the distributor market of the Artwear channel; inherent risks in the marketplace associated with new and expanded products and product lines; significant competitive activity, including promotional and price competition; changes in customer demand for our products; price volatility of raw materials; the ability to reduce expenses, implement marketing and advertising programs, maintain levels of quality and service to our customers and to strengthen and expand relationships with our customers; risks related to the Spalding acquisition and our overall acquisition strategy; and the risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.

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                               RUSSELL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                     13 WEEKS ENDED
                                                 4/6/03         3/31/02
                                               -----------    ------------
                                               (UNAUDITED)     (UNAUDITED)
Net sales                                      $   227,983    $    215,825
Costs and expenses:
     Cost of goods sold                            165,162         155,989
     Selling, general and
         administrative expenses                    49,378          48,968
     Interest expense                                7,167           6,694
     Other (income) expense - net                      714             (11)
                                               -----------    ------------
                                                   222,421         211,640
                                               -----------    ------------

Income before income taxes                           5,562           4,185

Provision for income taxes                           2,114           1,557
                                               -----------    ------------

      Net income                               $     3,448    $      2,628
                                               ===========    ============


Weighted-average common shares
 outstanding:
     Basic                                      32,208,425      32,016,884
     Diluted                                    32,416,133      32,037,374

Net income per common share:
     Basic                                     $      0.11    $       0.08
     Diluted                                   $      0.11    $       0.08

Cash dividends per common share                $      0.04    $       0.04




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                               RUSSELL CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
            (DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                             4/6/03            1/4/03           3/31/02
                                                          -----------       -----------       -----------
       ASSETS                                             (UNAUDITED)         (NOTE 1)        (UNAUDITED)


Current assets:
  Cash                                                    $    35,351       $    68,619       $    12,271
  Accounts receivable, net                                    176,194           148,915           167,264
  Inventories                                                 359,835           306,658           372,777
  Prepaid expenses and other current assets                    16,722            15,373            21,006
  Deferred income taxes                                            --                --             4,661
  Income tax receivable                                         1,205            11,280            11,991
                                                          -----------       -----------       -----------

        Total current assets                                  589,307           550,845           589,970

Property, plant & equipment                                 1,038,504         1,034,710         1,053,221
  Less accumulated depreciation                              (718,517)         (702,701)         (704,457)
                                                          -----------       -----------       -----------
                                                              319,987           332,009           348,764

Other assets                                                   82,451            80,261            66,623
                                                          -----------       -----------       -----------

        Total assets                                      $   991,745       $   963,115       $ 1,005,357
                                                          ===========       ===========       ===========


    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                        $    72,394       $    71,291       $    65,657
  Accrued expenses                                             67,240            75,678            64,790
  Deferred income taxes                                         6,046             6,505                --
  Short-term debt                                               7,037             7,253             3,487
  Current maturities of long-term debt                          5,000             5,000            39,271
                                                          -----------       -----------       -----------

        Total current liabilities                             157,717           165,727           173,205

Long-term debt, less current maturities                       295,000           265,000           317,994

Deferred liabilities:
  Income taxes                                                  9,384             9,384            22,471
  Pension and other                                            58,290            55,751            36,171

Commitments and contingencies                                      --                --                --

Shareholders' equity:
  Common Stock, par value $.01 per share; authorized
    150,000,000 shares, issued 41,419,958 shares                  414               414               414
  Paid-in capital                                              42,302            42,877            45,211
  Retained earnings                                           677,611           675,448           647,627
  Treasury stock, at cost (9,176,200 shares at
    4/6/03; 9,233,545 shares at 1/4/03 and
    9,400,492 shares at 3/31/02)                             (216,511)         (218,113)         (222,869)
  Accumulated other comprehensive loss                        (32,462)          (33,373)          (14,867)
                                                          -----------       -----------       -----------
        Total shareholders' equity                            471,354           467,253           455,516
                                                          -----------       -----------       -----------

        Total liabilities & shareholders' equity          $   991,745       $   963,115       $ 1,005,357
                                                          ===========       ===========       ===========

Note 1 - Derived from audited financial statements.